EXHIBIT 99.1

First Financial Bancorp Reports Second Quarter 2013 Financial Results

Cincinnati, Ohio - July 25, 2013 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today financial and operational results for the second quarter 2013.

Second quarter net income was $15.8 million and earnings per diluted common share were $0.27. This compares with first quarter net income of $13.8 million and earnings per diluted common share of $0.24 and second quarter 2012 net income of $17.8 million and earnings per diluted common share of $0.30.

▪	Quarterly adjusted pre-tax, pre-provision income increased 4.7% to $26.4 million, or 1.68% of average assets

▪	Continued solid quarterly performance

•	Quarterly results included several items which reduced earnings per diluted share by $0.02

•	Return on average assets of 1.01%; 1.08% as adjusted for the items noted below

•	Return on average tangible common equity of 10.54%; 11.30% as adjusted for the items noted below

▪	Capital ratios remain strong

•	Tangible common equity to tangible assets of 9.62%

•	Tier 1 capital ratio of 15.41%

•	Total risk-based capital ratio of 16.68%

▪	Total uncovered loan portfolio growth of 16.5% on an annualized basis

•	Strong performance in specialty finance, commercial real estate and traditional C&I with solid contributions from construction and residential mortgage

•	Uncovered loan growth exceeded the covered loan decline for the third consecutive quarter as total loans increased $67.8 million

▪	Quarterly net interest margin of 4.02%

•	Decline of 2 bps compared to the linked quarter

•	Strong growth in uncovered loans helped to offset impact of covered loan decline

•	Cost of interest-bearing deposits declined 6 bps during the quarter to 0.35%

•	Yield on uncovered loan portfolio declined 4 bps to 4.56%

▪	Total nonperforming loans declined $2.3 million during the quarter, which represents 2.22% of total loans compared to 2.38% for the linked quarter

During the quarter, the Company incurred certain pre-tax expenses resulting from its efficiency initiative of $1.5 million. Approximately $0.5 million was related to employee benefit expenses associated with staffing reductions and $1.0 million was related to real estate expenses associated with banking center consolidation and closure plans. Additionally, the Company incurred pre-tax pension settlement charges of $4.3 million resulting from recent employee-driven activity. The Company also recognized other pre-tax income not expected to recur of $0.4 million and gains of $0.2 million resulting from sales of investment securities. In the aggregate, these items reduced pre-tax earnings by $5.2 million, or $0.06 per diluted share after taxes.

The Company also enhanced its valuation methodology related to certain estimates of its of cash flows and impairment associated with the covered loan portfolio during the quarter. As a result of these enhancements, the allowance for loan losses related to FDIC covered loans was reduced by $7.8 million with an equivalent amount reflected in the negative provision for covered loan losses for the quarter. The Company also recognized the corresponding reduction in the FDIC indemnification asset of $6.3 million related to this change in estimate with an equivalent amount reflected in the negative FDIC loss sharing income for the quarter. In the aggregate, these items increased pre-tax earnings by $1.6 million, or $0.02 per diluted share after taxes.

The Company's income tax expense for the second quarter benefitted from a favorable tax reversal related to an intercompany tax obligation associated with an unconsolidated former Irwin subsidiary as well as other nonrecurring items associated with favorable tax changes and recent tax planning strategies. In the aggregate, these items reduced the Company's quarterly income tax expense by $1.1 million, or $0.02 per diluted share.

The board of directors has authorized a regular dividend of $0.15 per common share and a variable dividend of $0.12 per common share for the next regularly scheduled dividend, payable on October 1, 2013 to shareholders of record as of August 30, 2013. As previously disclosed, this will be the last variable dividend paid with subsequent quarterly dividends expected to be comprised solely of the regular dividend.

Under the announced share repurchase plan, the Company repurchased 291,400 shares during the second quarter at an average price of $15.47 per share. When combined with the regular and variable dividends paid to shareholders, First Financial returned 130.1% of quarterly net income to shareholders during the second quarter.

The Company continued to make progress on its efficiency initiative during the quarter. Adjusting for expenses covered under loss sharing agreements, noninterest expense items discussed above, OREO costs and other operating expense variances that were primarily timing-related differences, noninterest expense declined $0.9 million during the quarter. The timing-related expenses, totaling $1.6 million in the aggregate, were unrelated to initiatives associated with the $17.1 million annual cost savings target. The Company estimates that it has achieved $15.0 million of annualized run rate savings to date and remains on track to realize 85% of the annual target in 2013. All initiatives related to the annual target have been implemented and opportunities for further efficiencies are currently under review.

Claude Davis, President and Chief Executive Officer, commented, “On a reported basis, quarterly net income increased $2.0 million, or 14.5%, compared to the prior quarter. Adjusting for the effects of expenses related to our efficiency initiative and other items incurred during the quarter, net income increased $2.1 million, or 13.8%, compared to the linked quarter, driven primarily by a rebound in fee revenue which more than offset the modest decline in net interest income.

2

“Net interest income declined $0.6 million, or 1.0%, and net interest margin declined 2 bps to 4.02% compared to the linked quarter. While we continue to see a significant difference in the yields on new loan originations compared to loans that payoff, our strong loan growth helped to mitigate the impact of both the continued low rate environment and the decline in our covered loan portfolio.

“We were very pleased with our asset generation during the quarter as uncovered loans increased $133.3 million, or 16.5% on an annualized basis. This marks the third consecutive quarter that our growth in uncovered loans has outpaced the decline in the covered loan portfolio. Total loans increased $67.8 million, or 6.9% on an annualized basis, which is a respectable achievement in its own right. Almost all lending areas of the Company contributed to the quarterly growth led by strong performance in our specialty finance and commercial real estate portfolios. Specialty finance balances increased $43.2 million during the quarter, or 33.9% on a linked quarter basis, and investment CRE balances increased $36.0 million, or 4.7% on a linked quarter basis.

”Due to our initiative in late 2012 to pre-fund the investment portfolio's expected 12 month cash flows with wholesale borrowings, we were in a modest liability sensitive position as of March 31, 2013. Early in the second quarter, we began to unwind the pre-funding initiative, as evidenced by the declines in average balances of both the investment portfolio and short-term borrowings. As of June 30, 2013, we anticipate that we will be approximately neutral on our asset/liability position under a +100 bp parallel rate shift and asset sensitive under a +200 bp rate shift. We continue to execute on deleverage strategies but will remain prudent in managing our balance sheet given strong loan demand and rational deposit pricing.”

3

NET INTEREST INCOME AND NET INTEREST MARGIN
Net interest income for the second quarter was $58.1 million as compared to $58.7 million for the first quarter and $64.8 million for the second quarter 2012. Compared to the linked quarter, total interest income declined $1.2 million, or 1.9%, and total interest expense declined $0.6 million, or 12.4%. Net interest margin was 4.02% for the second quarter 2013 as compared to 4.04% for the first quarter 2013 and 4.49% for the second quarter 2012.

Interest income earned on loans decreased $1.0 million, or 1.8%, compared to the prior quarter. The lower interest income earned on loans and modest decline in net interest margin was driven primarily by a 9.8% decrease in the average balance of covered loans outstanding and a 42 bp decline in the yield earned on the portfolio.

Growth in average uncovered loan balances of $109.3 million, or 3.4% on a linked quarter basis, and higher loan fees helped to partially offset the impact on net interest income and margin from the decline in covered loans during the quarter. The yield earned on the uncovered portfolio declined 4 bps during the quarter.

Interest income earned from investment securities declined slightly during the quarter despite a decrease of $133.6 million, or 7.3%, in average balances as the yield earned on the portfolio increased 10 bps to 2.08%, helping to mitigate the impact on net interest margin of lower yields earned on loans.

Interest expense and net interest margin continued to benefit from declining deposit costs. The average balance of interest-bearing deposits increased 0.2% compared to the prior quarter as a $50.7 million increase in average interest-bearing demand, savings and money market balances were partially offset by a decline of $43.2 million in average time deposit balances during the quarter. The cost of funds related to interest-bearing deposits decreased 6 bps to 35 bps compared to 41 bps for the linked quarter.

NONINTEREST INCOME
The following table presents noninterest income for the three months ended June 30, 2013 and for the trailing four quarters, adjusted to exclude the impact of covered loan activity and other select items on the Company's reported balance.

Table I
	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2013	2013	2012	2012	2012

Total noninterest income	$11,615	$26,698	$26,121	$30,830	$33,545
Selected components of noninterest income
Accelerated discount on covered loans [1]	1,935	1,935	2,455	3,798	3,764
FDIC loss sharing income	(7,384)	8,934	5,754	8,496	8,280
Gain on sale of investment securities	188	1,536	1,011	2,617	—
Other items not expected to recur	442	—	—	—	5,000
Total noninterest income excluding items noted above	$16,434	$14,293	$16,901	$15,919	$16,501

[1] Net of the corresponding valuation adjustment on the FDIC indemnification asset

Excluding the items highlighted in Table I, noninterest income earned in the second quarter was $16.4 million compared to $14.3 million in the first quarter and $16.5 million in the second quarter 2012. The increase of $2.1 million compared to the linked quarter was driven by higher service charges on deposits, bankcard income, net gains from sales of residential mortgages, client derivative fees and a credit valuation adjustment related to client derivatives, partially offset by lower trust and wealth management fees.

4

NONINTEREST EXPENSE
The following table presents noninterest expense for the three months ended June 30, 2013 and for the trailing four quarters, adjusted to exclude the impact of covered asset activity and other select items on the Company's reported balance.

Table II
	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2013	2013	2012	2012	2012

Total noninterest expense	$53,283	$53,106	$53,474	$55,286	$57,459
Selected components of noninterest expense
Loss (gain) - covered real estate owned	(2,212)	(157)	(54)	(25)	1,233
Loss sharing expense	1,578	2,286	2,305	3,584	3,085
Pension settlement charges	4,316	—	—	—	—
Expenses associated with efficiency initiative	1,518	2,878	952	351	2,160
Other items not expected to recur	—	390	—	—	—
Total noninterest income excluding items noted above	$48,083	$47,709	$50,271	$51,376	$50,981

FDIC loss share support [1]	$795	$776	$798	$951	$1,014

[1]  Represents direct expenses associated with credit management and loan administration related to covered assets as well as compliance with FDIC loss sharing agreements; included in total noninterest expense excluding the items noted above and comprised of several noninterest expense line items; expected to recur but decline over time as assets covered under loss sharing agreements decrease

Excluding the items highlighted in Table II, noninterest expense in the second quarter was $48.1 million as compared to $47.7 million in the first quarter and $51.0 million in the second quarter 2012. The increase of $0.4 million compared to the linked quarter was due primarily to higher marketing and other miscellaneous expenses, partially offset by lower salaries and employee benefits, uncovered OREO and equipment expenses. Expenses associated with the efficiency initiative and other staffing-related changes include $0.5 million of employee benefit expenses related to staffing reductions and $1.0 million of real estate expenses associated with banking center consolidation and closure plans.

During the quarter, the Company recognized $4.3 million of pension settlement charges associated with recent employee-related actions and the resulting lump-sum distributions from its pension plan.  Pension settlement charges are an acceleration of previously deferred costs that would have been recognized in future periods and are determined in accordance with FASB ASC Topic 715, Compensation - Retirement Benefits.  As First Financial has exceeded the annual accounting threshold for lump-sum distributions, it will recognize a proportionate share of any further lump-sum distributions from its pension plan as additional pension settlement charges through the remainder of 2013.

INCOME TAXES
For the second quarter, income tax expense was $6.5 million, resulting in an effective tax rate of 29.0%, compared with income tax expense of $6.4 million and an effective tax rate of 31.5% during the first quarter and $8.7 million and an effective tax rate of 32.8% during the second quarter 2012. The lower second quarter tax rate resulted from a favorable tax reversal related to an intercompany tax obligation associated with an unconsolidated former Irwin subsidiary as well as other nonrecurring items associated

5

with favorable tax changes and recent tax planning strategies. In the aggregate, these items reduced the Company's quarterly income tax expense by $1.1 million. The Company anticipates this will be the last meaningful adjustment related to the resolution of the former Irwin subsidiary and that a normalized effective tax rate in future periods is estimated to be 34.5%.

CREDIT QUALITY - EXCLUDING COVERED ASSETS
The following table presents certain credit quality metrics related to the Company's uncovered loan portfolio as of June 30, 2013 and the trailing four quarters.

Table III
	As of or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2013	2013	2012	2012	2012

Total nonaccrual loans	$42,063	$42,128	$50,930	$49,404	$63,093
Troubled debt restructurings - accruing	12,924	12,757	10,856	11,604	9,909
Troubled debt restructurings - nonaccrual	19,948	22,324	14,111	13,017	10,185
Total troubled debt restructurings	32,872	35,081	24,967	24,621	20,094
Total nonperforming loans	74,935	77,209	75,897	74,025	83,187
Total nonperforming assets	86,733	89,202	88,423	87,937	98,875
Nonperforming assets as a % of:
Period-end loans plus OREO	2.56%	2.74%	2.77%	2.86%	3.27%
Total assets	1.38%	1.4%	1.36%	1.41%	1.57%
Nonperforming assets ex. accruing TDRs as a % of:
Period-end loans plus OREO	2.17%	2.34%	2.43%	2.48%	2.94%
Total assets	1.18%	1.2%	1.19%	1.22%	1.42%
Nonperforming loans as a % of total loans	2.22%	2.38%	2.39%	2.41%	2.76%
Provision for loan and lease losses - uncovered	$2,409	$3,041	$3,882	$3,613	$8,364
Allowance for uncovered loan & lease losses	$47,047	$48,306	$47,777	$49,192	$50,952
Allowance for loan & lease losses as a % of:
Period-end loans	1.39%	1.49%	1.50%	1.60%	1.69%
Nonaccrual loans	111.9%	114.7%	93.8%	99.6%	80.8%
Nonaccrual loans plus nonaccrual TDRs	75.9%	75.0%	73.5%	78.8%	69.5%
Nonperforming loans	62.8%	62.6%	63.0%	66.5%	61.3%
Total net charge-offs	$3,668	$2,512	$5,297	$5,373	$6,849
Annualized net-charge-offs as a % of average
loans & leases	0.45%	0.32%	0.68%	0.71%	0.93%

Net Charge-offs
For the second quarter, net charge-offs increased $1.2 million, or 46.0%, to $3.7 million compared to the linked quarter due to increases in commercial real estate and C&I net charge-offs, partially offset by lower home equity net charge-offs. The increase was driven primarily by a $0.9 million charge-off related to a nonaccrual commercial real estate credit.

Nonperforming Assets
Nonaccrual loans, including nonaccrual troubled debt restructurings, decreased $2.4 million, or 3.8%, to $62.0 million as of June 30, 2013 from $64.5 million as of March 31, 2013. Contributing to the decline was a $1.5 million paydown related to a commercial relationship classified as a nonaccrual troubled debt restructuring.

6

Other activity included the addition to nonaccrual loans of a $2.0 million commercial real estate credit that was offset by reductions resulting from paydowns or transfers to OREO.

OREO decreased $0.2 million, or 1.6%, to $11.8 million during the second quarter as resolutions and valuation adjustments of $2.2 million exceeded $2.0 million of additions during the quarter. Additions were driven by two properties totaling $1.6 in the aggregate and resolutions included three properties totaling $1.0 million in the aggregate for the quarter.

Classified assets as of June 30, 2013 declined to $129.8 million, or 0.5%, from $130.4 million for the linked quarter and decreased $15.8 million, or 10.8%, from $145.6 million as of June 30, 2012. Classified assets are defined by the Company as nonperforming assets plus performing loans internally rated substandard or worse.

Delinquent Loans
As of June 30, 2013, loans 30-to-89 days past due totaled $13.4 million, or 0.40% of period-end loans, as compared to $18.2 million, or 0.56%, as of March 31, 2013 and $26.0 million, or 0.86%, as of June 30, 2012. The decline of $4.8 million, or 26.4%, during the second quarter was driven primarily by the reclassification of a $2.0 million commercial real estate credit to nonaccrual status as well as a commercial real estate credit and an equipment finance credit, totaling $1.9 million in the aggregate, where the borrowers made payments to bring the loans current.

Provision for Loan & Lease Losses
Second quarter provision expense related to uncovered loans and leases was $2.4 million as compared to $3.0 million for the linked quarter and $8.4 million for the comparable year-over-year quarter. Provision expense is a result of the Company's modeling efforts to estimate the period-end allowance for loan and lease losses. As a percentage of net charge-offs, second quarter provision expense equaled 65.7%.

LOANS (EXCLUDING COVERED LOANS)
The following table presents the loan portfolio, excluding covered loans, as of June 30, 2013, March 31, 2013 and June 30, 2012.

Table IV
	As of
	June 30, 2013		March 31, 2013		June 30, 2012
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$940,420	27.8%	$892,381	27.5%	$823,890	27.3%
Real estate - construction	97,246	2.9%	87,542	2.7%	86,173	2.9%
Real estate - commercial	1,477,226	43.7%	1,433,182	44.1%	1,321,446	43.9%
Real estate - residential	343,016	10.1%	330,260	10.2%	292,503	9.7%
Installment	50,781	1.5%	53,509	1.6%	61,590	2.0%
Home equity	370,206	10.9%	365,943	11.3%	365,413	12.1%
Credit card	33,222	1.0%	32,465	1.0%	31,486	1.0%
Lease financing	70,011	2.1%	53,556	1.6%	30,109	1.0%
Total	$3,382,128	100.0%	$3,248,838	100.0%	$3,012,610	100.0%

7

Loans, excluding covered loans, totaled $3.4 billion as of June 30, 2013, increasing $133.3 million, or 16.5% on an annualized basis, compared to the linked quarter and $369.5 million, or 12.3%, compared to June 30, 2012. The increase relative to the linked quarter was driven by growth in specialty finance, commercial real estate and traditional C&I with continued solid performance from construction and residential mortgage lending.

INVESTMENTS
The following table presents a summary of the total investment portfolio at June 30, 2013.

Table V
	As of June 30, 2013
	Securities	Securities	Other	Total	Percent
(Dollars in thousands)	HTM	AFS	Investments	Securities	of Portfolio

Agencies	$19,854	$10,147	—	$30,001	1.8%
CMO - fixed rate	413,656	362,901	—	776,557	47.6%
CMO - variable rate	—	96,874	—	96,874	5.9%
MBS - fixed rate	95,747	129,652	—	225,399	13.8%
MBS - variable rate	132,088	37,808	—	169,896	10.4%
Municipal	8,901	33,137	—	42,038	2.6%
Other tax-exempt	—	43,097	—	43,097	2.6%
Corporate	—	70,155	—	70,155	4.3%
Asset-backed securities	—	60,486	—	60,486	3.7%
Other AFS securities	—	40,437	—	40,437	2.5%
Regulatory stock and other	—	—	75,645	75,645	4.6%
	$670,246	$884,694	$75,645	$1,630,585	100.0%

The investment portfolio decreased $113.0 million, or 6.5%, during the second quarter as $54.9 million of purchases were offset by sales, amortizations and paydowns. In addition, the Company sold $19.9 million of agency MBS and CMOs during the quarter in order to enhance liquidity and reduce prepayment and premium risks, recognizing a pre-tax gain of $0.2 million. The organic runoff of principal and interest payments in the investment portfolio is complementing loan demand as the Company manages the potential impact of rising long-term interest rates on its interest rate sensitivity position and capital. This decline could be accelerated in the future depending on the Company's view of forward rates. As of June 30, 2013, the overall duration of the investment portfolio increased to 4.0 years compared to 3.1 years as of March 31, 2013. The yield earned on the portfolio during the quarter increased 10 bps to 2.08% from 1.98% for the linked quarter, driven partially by stabilization in premium amortization. Due to an increase in interest rates and a widening of spreads for fixed income securities during the quarter, the net unrealized gain included in accumulated other comprehensive loss related to the investment portfolio of $9.4 million as of March 31, 2013 declined $15.2 million to a net unrealized loss of $5.8 million as of June 30, 2013.

DEPOSITS
Non-time deposit balances totaled $3.8 billion as of June 30, 2013, consistent with balances as of March 31, 2013, as increases in commercial balances of $29.7 million and public fund balances of $13.0 million were offset by a decrease in consumer balances of $42.9 million.

Time deposit balances decreased $51.4 million, or 5.0%, compared to the linked quarter due primarily to a decline in consumer balances of $56.6 million, offset by an increase in public fund balances of $10.7 million.

8

The low interest rate environment continued to have a positive impact on the Company's deposit costs as the total cost of deposit funding declined to 27 bps for the quarter, a decrease of 5 bps compared to the prior quarter and 22 bps compared to the second quarter 2012.

CAPITAL MANAGEMENT
The following table presents First Financial's regulatory and other capital ratios as of June 30, 2013, March 31, 2013 and June 30, 2012.

Table VI
	As of
	June 30,	March 31,	June 30,
	2013	2013	2012

Leverage Ratio	10.12%	10.00%	10.21%
Tier 1 Capital Ratio	15.41%	15.87%	17.14%
Total Risk-Based Capital Ratio	16.68%	17.15%	18.42%
Ending tangible shareholders' equity
to ending tangible assets	9.62%	9.60%	9.91%
Ending tangible common shareholders'
equity to ending tangible assets	9.62%	9.60%	9.91%

Tangible book value per share	$10.29	$10.33	$10.47

Shareholders' equity decreased $6.2 million during the quarter due primarily to the change in the unrealized gain/loss related to the investment portfolio, regular and variable dividends declared during the quarter and share repurchases. This decline was partially offset by net income and a $10.4 million adjustment related to the Company's updated pension plan assumptions reflecting the recent change in long-term interest rates and their estimated impact on the benefit obligation. The Company's tangible common equity ratio increased during the quarter as the decline in period end tangible assets outweighed the decline in tangible equity. The tier 1 capital and total risk-based capital ratios declined during the quarter due primarily to an increase in risk-weighted assets. Regulatory capital ratios as of June 30, 2013 are considered preliminary pending the filing of the Company's regulatory reports.

9

Teleconference / Webcast Information
First Financial's senior management will host a conference call to discuss the Company's financial and operating results on Friday, July 26, 2013 at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (888) 317-6016 (U.S. toll free), (855) 669-9657 (Canada toll free) or +1 (412) 317-6016 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company's website at www.bankatfirst.com. A replay of the conference call will be available beginning one hour after the completion of the live call through August 12, 2013 at (877) 344-7529 (U.S. toll free) and +1 (412) 317-0088 (International); conference number 10031278. The webcast will be archived on the Investor Relations section of the Company's website through July 26, 2014.

Press Release and Additional Information on Website
This press release as well as supplemental information and any non-GAAP reconciliations related to this release is available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com/investor.

Forward-Looking Statement
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ''Act''). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ''believes,'' ''anticipates,'' “likely,” “expected,” ''intends,'' and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management's analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

▪	management's ability to effectively execute its business plan;

▪
the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;

▪	U.S. fiscal debt and budget matters;

▪	the ability of financial institutions to access sources of liquidity at a reasonable cost;

▪
the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures;

▪	the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);

▪	the effect of the current low interest rate environment or changes in interest rates on our net interest margin and our loan originations and securities holdings;

▪	our ability to keep up with technological changes;

▪	failure or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers;

▪	our ability to comply with the terms of loss sharing agreements with the FDIC;

▪
mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected, such as the risks and

10

uncertainties associated with the Irwin Mortgage Corporation bankruptcy proceedings and other acquired subsidiaries;

▪	the risk that exploring merger and acquisition opportunities may detract from management's time and ability to successfully manage our Company;

▪
expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;

▪	our ability to increase market share and control expenses;

▪	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC;

▪
adverse changes in the creditworthiness of our borrowers and lessees, collateral values, the value of investment securities and asset recovery values, including the value of the FDIC indemnification asset and related assets covered by FDIC loss sharing agreements;

▪	adverse changes in the securities, debt and/or derivatives markets;

▪	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;

▪
monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;

▪
unpredictable natural or other disasters could have an adverse effect on us in that such events could materially disrupt our operations or our vendors' operations or willingness of our customers to access the financial services we offer;

▪	our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and

▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2012, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of June 30, 2013, the Company had $6.3 billion in assets, $4.0 billion in loans, $4.8 billion in deposits and $695 million in shareholders' equity. The Company's subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its three lines of business: commercial, retail and wealth management. The commercial and retail units provide traditional banking services to business and consumer clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.5 billion in assets under management as of June 30, 2013. The Company's strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 110 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Contact Information
Investors/Analysts                    Media
Kenneth Lovik                        Jenny Keighley
Senior Vice President, Investor Relations and        Assistant Vice President, Media Relations Manager
Corporate Development                    (513) 979-5582
(513) 979-5837                        jennifer.keighley@bankatfirst.com
kenneth.lovik@bankatfirst.com

11

Selected Financial Information
June 30, 2013
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,					Six months ended,
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,
	2013	2013	2012	2012	2012	2013	2012
RESULTS OF OPERATIONS
Net income	$15,829	$13,824	$16,265	$16,242	$17,802	$29,653	$34,796
Net earnings per share - basic	$0.28	$0.24	$0.28	$0.28	$0.31	$0.52	$0.60
Net earnings per share - diluted	$0.27	$0.24	$0.28	$0.28	$0.30	$0.51	$0.59
Dividends declared per share	$0.24	$0.28	$0.28	$0.30	$0.29	$0.52	$0.60

KEY FINANCIAL RATIOS
Return on average assets	1.01%	0.88%	1.03%	1.05%	1.13%	0.94%	1.09%
Return on average shareholders' equity	9.02%	7.91%	9.06%	9.01%	9.98%	8.47%	9.83%
Return on average tangible shareholders' equity	10.54%	9.24%	10.58%	10.53%	11.68%	9.89%	11.52%

Net interest margin	4.02%	4.04%	4.27%	4.21%	4.49%	4.03%	4.50%
Net interest margin (fully tax equivalent) (1)	4.06%	4.07%	4.29%	4.23%	4.50%	4.07%	4.51%

Ending shareholders' equity as a percent of ending assets	11.08%	11.05%	10.93%	11.48%	11.41%	11.08%	11.41%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets	9.62%	9.60%	9.50%	9.99%	9.91%	9.62%	9.91%
Risk-weighted assets	14.50%	15.05%	15.57%	16.16%	16.39%	14.50%	16.39%

Average shareholders' equity as a percent of average assets	11.15%	11.09%	11.35%	11.62%	11.32%	11.12%	11.11%
Average tangible shareholders' equity as a percent of
average tangible assets	9.70%	9.65%	9.88%	10.12%	9.84%	9.68%	9.64%

Book value per share	$12.05	$12.09	$12.24	$12.24	$12.25	$12.05	$12.25
Tangible book value per share	$10.29	$10.33	$10.47	$10.47	$10.47	$10.29	$10.47

Tier 1 Ratio (2)	15.41%	15.87%	16.32%	16.93%	17.14%	15.41%	17.14%
Total Capital Ratio (2)	16.68%	17.15%	17.60%	18.21%	18.42%	16.68%	18.42%
Leverage Ratio (2)	10.12%	10.00%	10.25%	10.54%	10.21%	10.12%	10.21%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$3,313,731	$3,205,781	$3,107,760	$3,037,734	$2,995,296	$3,260,054	$2,987,402
Covered loans and FDIC indemnification asset	758,875	840,190	920,102	1,002,622	1,100,014	799,308	1,139,842
Investment securities	1,705,219	1,838,783	1,746,961	1,606,313	1,713,503	1,771,632	1,689,073
Interest-bearing deposits with other banks	13,890	3,056	5,146	11,390	4,454	8,503	65,392
Total earning assets	$5,791,715	$5,887,810	$5,779,969	$5,658,059	$5,813,267	$5,839,497	$5,881,709
Total assets	$6,310,602	$6,391,049	$6,294,084	$6,166,667	$6,334,973	$6,350,604	$6,406,952
Noninterest-bearing deposits	$1,063,102	$1,049,943	$1,112,072	$1,052,421	$1,044,405	$1,056,559	$987,876
Interest-bearing deposits	3,792,891	3,785,402	3,912,854	4,013,148	4,210,079	3,789,167	4,377,615
Total deposits	$4,855,993	$4,835,345	$5,024,926	$5,065,569	$5,254,484	$4,845,726	$5,365,491
Borrowings	$644,058	$735,327	$439,308	$257,340	$234,995	$689,441	$198,453
Shareholders' equity	$703,804	$708,862	$714,373	$716,797	$717,111	$706,319	$711,829

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance to ending loans	1.39%	1.49%	1.50%	1.60%	1.69%	1.39%	1.69%
Allowance to nonaccrual loans	111.85%	114.66%	93.81%	99.57%	80.76%	111.85%	80.76%
Allowance to nonperforming loans	62.78%	62.57%	62.95%	66.45%	61.25%	62.78%	61.25%
Nonperforming loans to total loans	2.22%	2.38%	2.39%	2.41%	2.76%	2.22%	2.76%
Nonperforming assets to ending loans, plus OREO	2.56%	2.74%	2.77%	2.86%	3.27%	2.56%	3.27%
Nonperforming assets to total assets	1.38%	1.40%	1.36%	1.41%	1.57%	1.38%	1.57%
Net charge-offs to average loans (annualized)	0.45%	0.32%	0.68%	0.71%	0.93%	0.38%	0.90%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(2) June 30, 2013 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended,			Six months ended,
	Jun. 30,			Jun. 30,
	2013	2012	% Change	2013	2012	% Change
Interest income
Loans, including fees	$55,022	$63,390	(13.2)%	$111,047	$129,826	(14.5)%
Investment securities
Taxable	8,295	10,379	(20.1)%	16,671	20,896	(20.2)%
Tax-exempt	560	121	362.8%	1,140	255	347.1%
Total investment securities interest	8,855	10,500	(15.7)%	17,811	21,151	(15.8)%
Other earning assets	(1,556)	(1,967)	(20.9)%	(3,028)	(3,957)	(23.5)%
Total interest income	62,321	71,923	(13.4)%	125,830	147,020	(14.4)%

Interest expense
Deposits	3,284	6,381	(48.5)%	7,144	14,097	(49.3)%
Short-term borrowings	305	37	724.3%	634	49	1,193.9%
Long-term borrowings	654	675	(3.1)%	1,308	1,355	(3.5)%
Total interest expense	4,243	7,093	(40.2)%	9,086	15,501	(41.4)%
Net interest income	58,078	64,830	(10.4)%	116,744	131,519	(11.2)%
Provision for loan and lease losses - uncovered	2,409	8,364	(71.2)%	5,450	11,622	(53.1)%
Provision for loan and lease losses - covered	(8,283)	6,047	(237.0)%	759	18,998	(96.0)%
Net interest income after provision for loan and lease losses	63,952	50,419	26.8%	110,535	100,899	9.6%

Noninterest income
Service charges on deposit accounts	5,205	5,376	(3.2)%	9,922	10,285	(3.5)%
Trust and wealth management fees	3,497	3,377	3.6%	7,447	7,168	3.9%
Bankcard income	3,145	2,579	21.9%	5,578	5,115	9.1%
Net gains from sales of loans	1,089	1,132	(3.8)%	1,795	2,072	(13.4)%
FDIC loss sharing (loss) income	(7,384)	8,280	(189.2)%	1,550	21,096	(92.7)%
Accelerated discount on covered loans	1,935	3,764	(48.6)%	3,870	7,409	(47.8)%
Gain on sale of investment securities	188	0	N/M	1,724	0	N/M
Other	3,940	9,037	(56.4)%	6,427	12,325	(47.9)%
Total noninterest income	11,615	33,545	(65.4)%	38,313	65,470	(41.5)%

Noninterest expenses
Salaries and employee benefits	26,216	29,048	(9.7)%	53,545	57,909	(7.5)%
Pension settlement charges	4,316	0	N/M	4,316	0	N/M
Net occupancy	5,384	5,025	7.1%	11,549	10,407	11.0%
Furniture and equipment	2,250	2,323	(3.1)%	4,621	4,567	1.2%
Data processing	2,559	2,076	23.3%	5,028	3,977	26.4%
Marketing	1,182	1,238	(4.5)%	2,079	2,392	(13.1)%
Communication	781	913	(14.5)%	1,614	1,807	(10.7)%
Professional services	1,764	2,151	(18.0)%	3,567	4,298	(17.0)%
State intangible tax	1,004	970	3.5%	2,018	1,996	1.1%
FDIC assessments	1,148	1,270	(9.6)%	2,273	2,433	(6.6)%
Loss (gain) - other real estate owned	216	313	(31.0)%	718	1,309	(45.1)%
Loss (gain) - covered other real estate owned	(2,212)	1,233	(279.4)%	(2,369)	2,525	(193.8)%
Loss sharing expense	1,578	3,085	(48.8)%	3,864	4,836	(20.1)%
Other	7,097	7,814	(9.2)%	13,566	14,781	(8.2)%
Total noninterest expenses	53,283	57,459	(7.3)%	106,389	113,237	(6.0)%
Income before income taxes	22,284	26,505	(15.9)%	42,459	53,132	(20.1)%
Income tax expense	6,455	8,703	(25.8)%	12,806	18,336	(30.2)%
Net income	$15,829	$17,802	(11.1)%	$29,653	$34,796	(14.8)%

ADDITIONAL DATA
Net earnings per share - basic	$0.28	$0.31		$0.52	$0.60
Net earnings per share - diluted	$0.27	$0.30		$0.51	$0.59
Dividends declared per share	$0.24	$0.29		$0.52	$0.60

Return on average assets	1.01%	1.13%		0.94%	1.09%
Return on average shareholders' equity	9.02%	9.98%		8.47%	9.83%

Interest income	$62,321	$71,923	(13.4)%	$125,830	$147,020	(14.4)%
Tax equivalent adjustment	514	216	138.0%	991	434	128.3%
Interest income - tax equivalent	62,835	72,139	(12.9)%	126,821	147,454	(14.0)%
Interest expense	4,243	7,093	(40.2)%	9,086	15,501	(41.4)%
Net interest income - tax equivalent	$58,592	$65,046	(9.9)%	$117,735	$131,953	(10.8)%

Net interest margin	4.02%	4.49%		4.03%	4.50%
Net interest margin (fully tax equivalent) (1)	4.06%	4.50%		4.07%	4.51%

Full-time equivalent employees	1,338	1,525

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2013
	Second	First		% Change
	Quarter	Quarter	YTD	Linked Qtr.
Interest income
Loans, including fees	$55,022	$56,025	$111,047	(1.8)%
Investment securities
Taxable	8,295	8,376	16,671	(1.0)%
Tax-exempt	560	580	1,140	(3.4)%
Total investment securities interest	8,855	8,956	17,811	(1.1)%
Other earning assets	(1,556)	(1,472)	(3,028)	5.7%
Total interest income	62,321	63,509	125,830	(1.9)%

Interest expense
Deposits	3,284	3,860	7,144	(14.9)%
Short-term borrowings	305	329	634	(7.3)%
Long-term borrowings	654	654	1,308	0.0%
Total interest expense	4,243	4,843	9,086	(12.4)%
Net interest income	58,078	58,666	116,744	(1.0)%
Provision for loan and lease losses - uncovered	2,409	3,041	5,450	(20.8)%
Provision for loan and lease losses - covered	(8,283)	9,042	759	(191.6)%
Net interest income after provision for loan and lease losses	63,952	46,583	110,535	37.3%

Noninterest income
Service charges on deposit accounts	5,205	4,717	9,922	10.3%
Trust and wealth management fees	3,497	3,950	7,447	(11.5)%
Bankcard income	3,145	2,433	5,578	29.3%
Net gains from sales of loans	1,089	706	1,795	54.2%
FDIC loss sharing income	(7,384)	8,934	1,550	(182.7)%
Accelerated discount on covered loans	1,935	1,935	3,870	0.0%
Gain on sale of investment securities	188	1,536	1,724	(87.8)%
Other	3,940	2,487	6,427	58.4%
Total noninterest income	11,615	26,698	38,313	(56.5)%

Noninterest expenses
Salaries and employee benefits	26,216	27,329	53,545	(4.1)%
Pension settlement charges	4,316	0	4,316	N/M
Net occupancy	5,384	6,165	11,549	(12.7)%
Furniture and equipment	2,250	2,371	4,621	(5.1)%
Data processing	2,559	2,469	5,028	3.6%
Marketing	1,182	897	2,079	31.8%
Communication	781	833	1,614	(6.2)%
Professional services	1,764	1,803	3,567	(2.2)%
State intangible tax	1,004	1,014	2,018	(1.0)%
FDIC assessments	1,148	1,125	2,273	2.0%
Loss (gain) - other real estate owned	216	502	718	(57.0)%
Loss (gain) - covered other real estate owned	(2,212)	(157)	(2,369)	1,308.9%
Loss sharing expense	1,578	2,286	3,864	(31.0)%
Other	7,097	6,469	13,566	9.7%
Total noninterest expenses	53,283	53,106	106,389	0.3%
Income before income taxes	22,284	20,175	42,459	10.5%
Income tax expense	6,455	6,351	12,806	1.6%
Net income	$15,829	$13,824	$29,653	14.5%

ADDITIONAL DATA
Net earnings per share - basic	$0.28	$0.24	$0.52
Net earnings per share - diluted	$0.27	$0.24	$0.51
Dividends declared per share	$0.24	$0.28	$0.52

Return on average assets	1.01%	0.88%	0.94%
Return on average shareholders' equity	9.02%	7.91%	8.47%

Interest income	$62,321	$63,509	$125,830	(1.9)%
Tax equivalent adjustment	514	477	991	7.8%
Interest income - tax equivalent	62,835	63,986	126,821	(1.8)%
Interest expense	4,243	4,843	9,086	(12.4)%
Net interest income - tax equivalent	$58,592	$59,143	$117,735	(0.9)%

Net interest margin	4.02%	4.04%	4.03%
Net interest margin (fully tax equivalent) (1)	4.06%	4.07%	4.07%

Full-time equivalent employees	1,338	1,385

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2012
	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$60,389	$59,536	$63,390	$66,436	$249,751
Investment securities
Taxable	8,410	8,358	10,379	10,517	37,664
Tax-exempt	370	111	121	134	736
Total investment securities interest	8,780	8,469	10,500	10,651	38,400
Other earning assets	(1,564)	(1,700)	(1,967)	(1,990)	(7,221)
Total interest income	67,605	66,305	71,923	75,097	280,930

Interest expense
Deposits	4,798	5,730	6,381	7,716	24,625
Short-term borrowings	159	54	37	12	262
Long-term borrowings	672	675	675	680	2,702
Total interest expense	5,629	6,459	7,093	8,408	27,589
Net interest income	61,976	59,846	64,830	66,689	253,341
Provision for loan and lease losses - uncovered	3,882	3,613	8,364	3,258	19,117
Provision for loan and lease losses - covered	5,283	6,622	6,047	12,951	30,903
Net interest income after provision for loan and lease losses	52,811	49,611	50,419	50,480	203,321

Noninterest income
Service charges on deposit accounts	5,431	5,499	5,376	4,909	21,215
Trust and wealth management fees	3,409	3,374	3,377	3,791	13,951
Bankcard income	2,526	2,387	2,579	2,536	10,028
Net gains from sales of loans	1,179	1,319	1,132	940	4,570
FDIC loss sharing income	5,754	8,496	8,280	12,816	35,346
Accelerated discount on covered loans	2,455	3,798	3,764	3,645	13,662
Gain on sale of investment securities	1,011	2,617	0	0	3,628
Other	4,356	3,340	9,037	3,288	20,021
Total noninterest income	26,121	30,830	33,545	31,925	122,421

Noninterest expenses
Salaries and employee benefits	28,033	27,212	29,048	28,861	113,154
Net occupancy	5,122	5,153	5,025	5,382	20,682
Furniture and equipment	2,291	2,332	2,323	2,244	9,190
Data processing	2,526	2,334	2,076	1,901	8,837
Marketing	1,566	1,592	1,238	1,154	5,550
Communication	814	788	913	894	3,409
Professional services	1,667	1,304	2,151	2,147	7,269
State intangible tax	942	961	970	1,026	3,899
FDIC assessments	1,085	1,164	1,270	1,163	4,682
Loss (gain) - other real estate owned	569	1,372	313	996	3,250
Loss (gain) - covered other real estate owned	(54)	(25)	1,233	1,292	2,446
Loss sharing expense	2,305	3,584	3,085	1,751	10,725
Other	6,608	7,515	7,814	6,967	28,904
Total noninterest expenses	53,474	55,286	57,459	55,778	221,997
Income before income taxes	25,458	25,155	26,505	26,627	103,745
Income tax expense	9,193	8,913	8,703	9,633	36,442
Net income	$16,265	$16,242	$17,802	$16,994	$67,303

ADDITIONAL DATA
Net earnings per share - basic	$0.28	$0.28	$0.31	$0.29	$1.16
Net earnings per share - diluted	$0.28	$0.28	$0.30	$0.29	$1.14
Dividends declared per share	$0.28	$0.30	$0.29	$0.31	$1.18

Return on average assets	1.03%	1.05%	1.13%	1.05%	1.07%
Return on average shareholders' equity	9.06%	9.01%	9.98%	9.67%	9.43%

Interest income	$67,605	$66,305	$71,923	$75,097	$280,930
Tax equivalent adjustment	366	255	216	218	1,055
Interest income - tax equivalent	67,971	66,560	72,139	75,315	281,985
Interest expense	5,629	6,459	7,093	8,408	27,589
Net interest income - tax equivalent	$62,342	$60,101	$65,046	$66,907	$254,396

Net interest margin	4.27%	4.21%	4.49%	4.51%	4.37%
Net interest margin (fully tax equivalent) (1)	4.29%	4.23%	4.50%	4.52%	4.39%

Full-time equivalent employees	1,439	1,475	1,525	1,513

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	% Change	% Change
	2013	2013	2012	2012	2012	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$114,745	$106,249	$134,502	$154,181	$126,392	8.0%	(9.2)%
Interest-bearing deposits with other banks	2,671	1,170	24,341	21,495	9,187	128.3%	(70.9)%
Investment securities available-for-sale	884,694	952,039	1,032,096	689,680	724,518	(7.1)%	22.1%
Investment securities held-to-maturity	670,246	716,214	770,755	822,319	873,538	(6.4)%	(23.3)%
Other investments	75,645	75,375	71,492	71,492	71,492	0.4%	5.8%
Loans held for sale	18,650	28,126	16,256	23,530	20,971	(33.7)%	(11.1)%
Loans
Commercial	940,420	892,381	861,033	834,858	823,890	5.4%	14.1%
Real estate - construction	97,246	87,542	73,517	91,897	86,173	11.1%	12.8%
Real estate - commercial	1,477,226	1,433,182	1,417,008	1,338,636	1,321,446	3.1%	11.8%
Real estate - residential	343,016	330,260	318,210	299,654	292,503	3.9%	17.3%
Installment	50,781	53,509	56,810	59,191	61,590	(5.1)%	(17.5)%
Home equity	370,206	365,943	367,500	368,876	365,413	1.2%	1.3%
Credit card	33,222	32,465	34,198	31,604	31,486	2.3%	5.5%
Lease financing	70,011	53,556	50,788	41,343	30,109	30.7%	132.5%
Total loans, excluding covered loans	3,382,128	3,248,838	3,179,064	3,066,059	3,012,610	4.1%	12.3%
Less
Allowance for loan and lease losses	47,047	48,306	47,777	49,192	50,952	(2.6)%	(7.7)%
Net loans - uncovered	3,335,081	3,200,532	3,131,287	3,016,867	2,961,658	4.2%	12.6%
Covered loans	622,265	687,798	748,116	825,515	903,862	(9.5)%	(31.2)%
Less
Allowance for loan and lease losses	32,961	45,496	45,190	48,895	48,327	(27.6)%	(31.8)%
Net loans - covered	589,304	642,302	702,926	776,620	855,535	(8.3)%	(31.1)%
Net loans	3,924,385	3,842,834	3,834,213	3,793,487	3,817,193	2.1%	2.8%
Premises and equipment	142,675	146,889	146,716	146,603	142,744	(2.9)%	0.0%
Goodwill	95,050	95,050	95,050	95,050	95,050	0.0%	0.0%
Other intangibles	6,620	7,078	7,648	8,327	9,195	(6.5)%	(28.0)%
FDIC indemnification asset	88,966	112,428	119,607	130,476	146,765	(20.9)%	(39.4)%
Accrued interest and other assets	250,228	265,565	244,372	278,447	245,632	(5.8)%	1.9%
Total Assets	$6,274,575	$6,349,017	$6,497,048	$6,235,087	$6,282,677	(1.2)%	(0.1)%

LIABILITIES
Deposits
Interest-bearing demand	$1,131,466	$1,113,940	$1,160,815	$1,112,843	$1,154,852	1.6%	(2.0)%
Savings	1,601,122	1,620,874	1,623,614	1,568,818	1,543,619	(1.2)%	3.7%
Time	978,680	1,030,124	1,068,637	1,199,296	1,331,758	(5.0)%	(26.5)%
Total interest-bearing deposits	3,711,268	3,764,938	3,853,066	3,880,957	4,030,229	(1.4)%	(7.9)%
Noninterest-bearing	1,059,368	1,056,409	1,102,774	1,063,654	1,071,520	0.3%	(1.1)%
Total deposits	4,770,636	4,821,347	4,955,840	4,944,611	5,101,749	(1.1)%	(6.5)%
Federal funds purchased and securities sold
under agreements to repurchase	114,030	130,863	122,570	88,190	73,919	(12.9)%	54.3%
FHLB short-term borrowings	505,900	502,200	502,000	283,000	176,000	0.7%	187.4%
Total short-term borrowings	619,930	633,063	624,570	371,190	249,919	(2.1)%	148.1%
Long-term debt	73,957	74,498	75,202	75,521	75,120	(0.7)%	(1.5)%
Total borrowed funds	693,887	707,561	699,772	446,711	325,039	(1.9)%	113.5%
Accrued interest and other liabilities	114,600	118,495	131,011	127,799	139,101	(3.3)%	(17.6)%
Total Liabilities	5,579,123	5,647,403	5,786,623	5,519,121	5,565,889	(1.2)%	0.2%

SHAREHOLDERS' EQUITY
Common stock	576,641	575,514	579,293	578,129	576,929	0.2%	0.0%
Retained earnings	329,633	327,635	330,004	330,014	331,315	0.6%	(0.5)%
Accumulated other comprehensive loss	(25,645)	(21,475)	(18,677)	(18,855)	(18,172)	19.4%	41.1%
Treasury stock, at cost	(185,177)	(180,060)	(180,195)	(173,322)	(173,284)	2.8%	6.9%
Total Shareholders' Equity	695,452	701,614	710,425	715,966	716,788	(0.9)%	(3.0)%
Total Liabilities and Shareholders' Equity	$6,274,575	$6,349,017	$6,497,048	$6,235,087	$6,282,677	(1.2)%	(0.1)%

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages					Year-to-Date Averages
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,
	2013	2013	2012	2012	2012	2013	2012
ASSETS
Cash and due from banks	$119,909	$111,599	$118,619	$118,642	$121,114	$115,777	$122,374
Interest-bearing deposits with other banks	13,890	3,056	5,146	11,390	4,454	8,503	65,392
Investment securities	1,705,219	1,838,783	1,746,961	1,606,313	1,713,503	1,771,632	1,689,073
Loans held for sale	19,722	21,096	18,054	26,035	19,554	20,405	19,638
Loans
Commercial	904,029	863,427	819,262	811,998	827,722	883,840	838,907
Real estate - construction	93,813	81,171	85,219	92,051	99,087	87,527	106,016
Real estate - commercial	1,445,626	1,411,769	1,373,781	1,322,369	1,279,869	1,428,791	1,257,741
Real estate - residential	334,652	323,768	307,580	293,423	290,335	329,240	289,042
Installment	52,313	54,684	58,283	60,691	62,846	53,492	64,074
Home equity	367,408	365,568	368,605	365,669	361,166	366,493	359,763
Credit card	33,785	33,300	32,954	31,977	31,383	33,544	31,292
Lease financing	62,383	50,998	44,022	33,521	23,334	56,722	20,929
Total loans, excluding covered loans	3,294,009	3,184,685	3,089,706	3,011,699	2,975,742	3,239,649	2,967,764
Less
Allowance for loan and lease losses	50,172	49,408	50,172	51,486	50,353	49,792	51,933
Net loans - uncovered	3,243,837	3,135,277	3,039,534	2,960,213	2,925,389	3,189,857	2,915,831
Covered loans	653,892	724,846	794,838	866,486	950,226	689,173	985,223
Less
Allowance for loan and lease losses	41,861	46,104	48,553	51,150	47,964	43,971	47,558
Net loans - covered	612,031	678,742	746,285	815,336	902,262	645,202	937,665
Net loans	3,855,868	3,814,019	3,785,819	3,775,549	3,827,651	3,835,059	3,853,496
Premises and equipment	144,759	147,355	148,047	145,214	143,261	146,050	141,819
Goodwill	95,050	95,050	95,050	95,050	95,050	95,050	95,050
Other intangibles	6,831	7,346	8,001	8,702	9,770	7,087	10,138
FDIC indemnification asset	104,983	115,344	125,264	136,136	149,788	110,135	154,619
Accrued interest and other assets	244,371	237,401	243,123	243,636	250,828	240,906	255,353
Total Assets	$6,310,602	$6,391,049	$6,294,084	$6,166,667	$6,334,973	$6,350,604	$6,406,952

LIABILITIES
Deposits
Interest-bearing demand	$1,141,767	$1,112,664	$1,145,800	$1,164,111	$1,192,868	$1,127,296	$1,239,032
Savings	1,639,834	1,618,239	1,640,427	1,588,708	1,610,411	1,629,096	1,646,459
Time	1,011,290	1,054,499	1,126,627	1,260,329	1,406,800	1,032,775	1,492,124
Total interest-bearing deposits	3,792,891	3,785,402	3,912,854	4,013,148	4,210,079	3,789,167	4,377,615
Noninterest-bearing	1,063,102	1,049,943	1,112,072	1,052,421	1,044,405	1,056,559	987,876
Total deposits	4,855,993	4,835,345	5,024,926	5,065,569	5,254,484	4,845,726	5,365,491
Federal funds purchased and securities sold
under agreements to repurchase	105,299	134,709	100,087	81,147	80,715	119,923	83,303
FHLB short-term borrowings	464,630	525,878	263,895	100,758	78,966	495,085	39,483
Total short-term borrowings	569,929	660,587	363,982	181,905	159,681	615,008	122,786
Long-term debt	74,129	74,740	75,326	75,435	75,314	74,433	75,667
Total borrowed funds	644,058	735,327	439,308	257,340	234,995	689,441	198,453
Accrued interest and other liabilities	106,747	111,515	115,477	126,961	128,383	109,118	131,179
Total Liabilities	5,606,798	5,682,187	5,579,711	5,449,870	5,617,862	5,644,285	5,695,123

SHAREHOLDERS' EQUITY
Common stock	576,391	578,452	578,691	577,547	576,276	577,416	577,395
Retained earnings	329,795	330,879	331,414	330,368	332,280	330,334	328,325
Accumulated other comprehensive loss	(19,204)	(19,576)	(19,612)	(17,756)	(18,242)	(19,389)	(19,293)
Treasury stock, at cost	(183,178)	(180,893)	(176,120)	(173,362)	(173,203)	(182,042)	(174,598)
Total Shareholders' Equity	703,804	708,862	714,373	716,797	717,111	706,319	711,829
Total Liabilities and Shareholders' Equity	$6,310,602	$6,391,049	$6,294,084	$6,166,667	$6,334,973	$6,350,604	$6,406,952

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Quarterly Averages						Year-to-Date Averages
	Jun. 30, 2013		Mar. 31, 2013		Jun. 30, 2012		Jun. 30, 2013		Jun. 30, 2012
	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Earning assets
Investments:
Investment securities	$1,705,219	2.08%	$1,838,783	1.98%	$1,713,503	2.46%	$1,771,632	2.03%	$1,689,073	2.53%
Interest-bearing deposits with other banks	13,890	0.32%	3,056	0.53%	4,454	0.18%	8,503	0.36%	65,392	0.28%
Gross loans (2)	4,072,606	5.26%	4,045,971	5.47%	4,095,310	6.02%	4,059,362	5.37%	4,127,244	6.15%
Total earning assets	5,791,715	4.32%	5,887,810	4.37%	5,813,267	4.96%	5,839,497	4.35%	5,881,709	5.04%

Nonearning assets
Allowance for loan and lease losses	(92,033)		(95,512)		(98,317)		(93,763)		(99,491)
Cash and due from banks	119,909		111,599		121,114		115,777		122,374
Accrued interest and other assets	491,011		487,152		498,909		489,093		502,360
Total assets	$6,310,602		$6,391,049		$6,334,973		$6,350,604		$6,406,952

Interest-bearing liabilities
Deposits:
Interest-bearing demand	$1,141,767	0.09%	$1,112,664	0.12%	$1,192,868	0.11%	$1,127,296	0.10%	$1,239,032	0.12%
Savings	1,639,834	0.10%	1,618,239	0.10%	1,610,411	0.12%	1,629,096	0.10%	1,646,459	0.13%
Time	1,011,290	1.04%	1,054,499	1.20%	1,406,800	1.60%	1,032,775	1.12%	1,492,124	1.66%
Total interest-bearing deposits	3,792,891	0.35%	3,785,402	0.41%	4,210,079	0.61%	3,789,167	0.38%	4,377,615	0.65%
Borrowed funds
Short-term borrowings	569,929	0.21%	660,587	0.20%	159,681	0.09%	615,008	0.21%	122,786	0.08%
Long-term debt	74,129	3.54%	74,740	3.55%	75,314	3.59%	74,433	3.54%	75,667	3.61%
Total borrowed funds	644,058	0.60%	735,327	0.54%	234,995	1.22%	689,441	0.57%	198,453	1.43%
Total interest-bearing liabilities	4,436,949	0.38%	4,520,729	0.43%	4,445,074	0.64%	4,478,608	0.41%	4,576,068	0.68%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,063,102		1,049,943		1,044,405		1,056,559		987,876
Other liabilities	106,747		111,515		128,383		109,118		131,179
Shareholders' equity	703,804		708,862		717,111		706,319		711,829
Total liabilities & shareholders' equity	$6,310,602		$6,391,049		$6,334,973		$6,350,604		$6,406,952

Net interest income (1)	$58,078		$58,666		$64,830		$116,744		$131,519
Net interest spread (1)		3.94%		3.94%		4.32%		3.94%		4.36%
Net interest margin (1)		4.02%		4.04%		4.49%		4.03%		4.50%

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance			Year-to-Date Income Variance
	Rate	Volume	Total	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$488	$(589)	$(101)	$(1,602)	$(43)	$(1,645)	$(4,170)	$830	$(3,340)
Interest-bearing deposits with other banks	(2)	9	7	2	7	9	24	(100)	(76)
Gross loans (2)	(2,027)	933	(1,094)	(7,668)	(298)	(7,966)	(15,968)	(1,806)	(17,774)
Total earning assets	(1,541)	353	(1,188)	(9,268)	(334)	(9,602)	(20,114)	(1,076)	(21,190)

Interest-bearing liabilities
Total interest-bearing deposits	$(619)	$43	$(576)	$(2,736)	$(361)	$(3,097)	$(5,844)	$(1,109)	$(6,953)
Borrowed funds
Short-term borrowings	21	(45)	(24)	48	220	268	78	507	585
Long-term debt	(2)	2	0	(11)	(10)	(21)	(25)	(22)	(47)
Total borrowed funds	19	(43)	(24)	37	210	247	53	485	538
Total interest-bearing liabilities	(600)	0	(600)	(2,699)	(151)	(2,850)	(5,791)	(624)	(6,415)
Net interest income (1)	$(941)	$353	$(588)	$(6,569)	$(183)	$(6,752)	$(14,323)	$(452)	$(14,775)

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(excluding covered assets)
(Dollars in thousands)
(Unaudited)
						Six months ended,
	Jun. 30,	Mar 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
	2013	2013	2012	2012	2012	2013	2012

ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$48,306	$47,777	$49,192	$50,952	$49,437	$47,777	$52,576
Provision for uncovered loan and lease losses	2,409	3,041	3,882	3,613	8,364	5,450	11,622
Gross charge-offs
Commercial	859	781	657	1,340	1,129	1,640	2,315
Real estate - construction	0	0	0	180	717	0	2,504
Real estate - commercial	2,044	995	2,221	2,736	3,811	3,039	6,055
Real estate - residential	326	223	454	565	191	549	795
Installment	97	100	267	134	116	197	176
Home equity	591	701	1,722	380	915	1,292	1,559
Other	277	410	227	469	259	687	556
Total gross charge-offs	4,194	3,210	5,548	5,804	7,138	7,404	13,960
Recoveries
Commercial	67	319	71	202	48	386	120
Real estate - construction	0	136	0	0	0	136	0
Real estate - commercial	57	39	46	38	68	96	181
Real estate - residential	5	4	3	33	9	9	37
Installment	110	77	53	72	75	187	198
Home equity	225	52	32	31	28	277	52
Other	62	71	46	55	61	133	126
Total recoveries	526	698	251	431	289	1,224	714
Total net charge-offs	3,668	2,512	5,297	5,373	6,849	6,180	13,246
Ending allowance for uncovered loan and lease losses	$47,047	$48,306	$47,777	$49,192	$50,952	$47,047	$50,952

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	0.35%	0.22%	0.28%	0.56%	0.53%	0.29%	0.53%
Real estate - construction	0.00%	(0.68)%	0.00%	0.78%	2.91%	(0.31)%	4.75%
Real estate - commercial	0.55%	0.27%	0.63%	0.81%	1.18%	0.42%	0.94%
Real estate - residential	0.38%	0.27%	0.58%	0.72%	0.25%	0.33%	0.53%
Installment	(0.10)%	0.17%	1.46%	0.41%	0.26%	0.04%	(0.07)%
Home equity	0.40%	0.72%	1.82%	0.38%	0.99%	0.56%	0.84%
Other	0.90%	1.63%	0.94%	2.51%	1.46%	1.24%	1.66%
Total net charge-offs	0.45%	0.32%	0.68%	0.71%	0.93%	0.38%	0.90%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans
Commercial	$2,904	$4,044	$10,562	$4,563	$12,065	$2,904	$12,065
Real estate - construction	808	945	950	2,536	7,243	808	7,243
Real estate - commercial	30,977	30,311	31,002	33,961	36,116	30,977	36,116
Real estate - residential	5,149	4,371	5,045	5,563	5,069	5,149	5,069
Installment	153	211	376	284	319	153	319
Home equity	1,576	1,750	2,499	2,497	2,281	1,576	2,281
Lease financing	496	496	496	0	0	496	0
Nonaccrual loans	42,063	42,128	50,930	49,404	63,093	42,063	63,093
Troubled debt restructurings (TDRs)
Accruing	12,924	12,757	10,856	11,604	9,909	12,924	9,909
Nonaccrual	19,948	22,324	14,111	13,017	10,185	19,948	10,185
Total TDRs	32,872	35,081	24,967	24,621	20,094	32,872	20,094
Total nonperforming loans	74,935	77,209	75,897	74,025	83,187	74,935	83,187
Other real estate owned (OREO)	11,798	11,993	12,526	13,912	15,688	11,798	15,688
Total nonperforming assets	86,733	89,202	88,423	87,937	98,875	86,733	98,875
Accruing loans past due 90 days or more	158	157	212	108	143	158	143
Total underperforming assets	$86,891	$89,359	$88,635	$88,045	$99,018	$86,891	$99,018
Total classified assets	$129,832	$130,436	$129,040	$133,382	$145,621	$129,832	$145,621

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance for loan and lease losses to
Nonaccrual loans	111.85%	114.66%	93.81%	99.57%	80.76%	111.85%	80.76%
Nonaccrual loans plus nonaccrual TDRs	75.87%	74.95%	73.46%	78.81%	69.53%	75.87%	69.53%
Nonperforming loans	62.78%	62.57%	62.95%	66.45%	61.25%	62.78%	61.25%
Total ending loans	1.39%	1.49%	1.50%	1.60%	1.69%	1.39%	1.69%
Nonperforming loans to total loans	2.22%	2.38%	2.39%	2.41%	2.76%	2.22%	2.76%
Nonperforming assets to
Ending loans, plus OREO	2.56%	2.74%	2.77%	2.86%	3.27%	2.56%	3.27%
Total assets	1.38%	1.40%	1.36%	1.41%	1.57%	1.38%	1.57%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	2.17%	2.34%	2.43%	2.48%	2.94%	2.17%	2.94%
Total assets	1.18%	1.20%	1.19%	1.22%	1.42%	1.18%	1.42%

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)
						Six months ended,
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
	2013	2013	2012	2012	2012	2013	2012
PER COMMON SHARE
Market Price
High	$16.05	$16.07	$16.95	$17.86	$17.70	$16.07	$18.28
Low	$14.52	$14.46	$13.90	$15.58	$14.88	$14.46	$14.88
Close	$14.90	$16.05	$14.62	$16.91	$15.98	$14.90	$15.98

Average shares outstanding - basic	57,291,994	57,439,029	57,800,988	57,976,943	57,933,281	57,365,105	57,864,269
Average shares outstanding - diluted	58,128,349	58,283,467	58,670,666	58,940,179	58,958,279	58,206,503	58,921,689
Ending shares outstanding	57,698,344	58,028,923	58,046,235	58,510,916	58,513,393	57,698,344	58,513,393

REGULATORY CAPITAL	Preliminary					Preliminary
Tier 1 Capital	$630,819	$632,020	$637,176	$641,828	$640,644	$630,819	$640,644
Tier 1 Ratio	15.41%	15.87%	16.32%	16.93%	17.14%	15.41%	17.14%
Total Capital	$682,927	$682,974	$686,961	$690,312	$688,401	$682,927	$688,401
Total Capital Ratio	16.68%	17.15%	17.60%	18.21%	18.42%	16.68%	18.42%
Total Capital in excess of minimum
requirement	$355,435	$364,376	$374,633	$387,115	$389,367	$355,435	$389,367
Total Risk-Weighted Assets	$4,093,644	$3,982,479	$3,904,096	$3,789,957	$3,737,920	$4,093,644	$3,737,920
Leverage Ratio	10.12%	10.00%	10.25%	10.54%	10.21%	10.12%	10.21%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	11.08%	11.05%	10.93%	11.48%	11.41%	11.08%	11.41%
Ending tangible shareholders' equity to ending tangible assets	9.62%	9.60%	9.50%	9.99%	9.91%	9.62%	9.91%
Average shareholders' equity to average assets	11.15%	11.09%	11.35%	11.62%	11.32%	11.12%	11.11%
Average tangible shareholders' equity to average tangible assets	9.70%	9.65%	9.88%	10.12%	9.84%	9.68%	9.64%

REPURCHASE PROGRAM (1)
Shares repurchased	291,400	249,000	460,500	0	0	540,400	0
Average share repurchase price	$15.47	$15.39	$14.78	N/A	N/A	$15.43	N/A
Total cost of shares repurchased	$4,508	$3,831	$6,806	N/A	N/A	$8,339	N/A

(1) Represents share repurchases as part of publicly announced plans.
N/A=Not applicable

SUPPLEMENTAL INFORMATION ON COVERED ASSETS

ACCELERATED DISCOUNT ON LOAN PREPAYMENTS AND DISPOSITIONS
During the second quarter, First Financial recognized approximately $1.9 million in accelerated discount from covered loans, net of the corresponding adjustment on the FDIC indemnification asset. Accelerated discount is recognized when covered loans, which are recorded on the Company's balance sheet at an amount less than the unpaid principal balance, prepay at an amount greater than their recorded book value. Prepayments can occur through either customer driven payments before the maturity date or loan sales. The amount of discount attributable to the credit loss component of each loan varies and the recognized amount is offset by a related reduction in the FDIC indemnification asset. Accelerated discount recognized during the quarter resulted primarily from loan prepayments.

NET INTEREST MARGIN IMPACT
Net interest margin is affected by certain activity related to the covered loan portfolio. The majority of these loans are accounted for under FASB ASC Topic 310-30 and, as such, the Company is required to periodically update its forecast of expected cash flows from these loans. Impairment, as a result of a decrease in expected cash flows, is recognized as provision expense in the period it is measured and has no impact on net interest margin. Improvements in expected cash flows, in excess of any prior impairment, are recognized on a prospective basis through an upward adjustment to the yield earned on the portfolio. Impairment and improvement are both partially offset by the impact of changes in the value of the FDIC indemnification asset. Impairment is partially offset by an increase to the FDIC indemnification asset as a result of FDIC loss sharing income. Improvement, which is reflected as a higher yield, is partially offset by a lower yield earned on the FDIC indemnification asset until the next periodic valuation of the loans and the indemnification asset. The weighted average yield of the acquired loan portfolio may also be subject to change as loans with higher yields pay down more quickly or slowly than loans with lower yields.

The following table shows the estimated yield earned by the Company on its covered and uncovered loan portfolios and the FDIC indemnification asset for the three months ended June 30, 2013.

Table VII
	For the Three Months Ended June 30, 2013
	Average
(Dollars in thousands)	Balance	Yield

Loans, excluding covered loans [1]	$3,313,731	4.56%
Covered loan portfolio accounted for under ASC Topic 310-30 [2]	584,360	10.45%
Covered loan portfolio accounted for under ASC Topic 310-30 [3]	69,532	12.06%
FDIC indemnification asset [2]	104,983	(5.99)%
Total	$4,072,606	5.26%

[1] Includes loans with loss share coverage removed
[2] Future yield adjustments subject to change based on required, periodic valuation procedures
[3] Includes loans with revolving privileges which are scoped out of ASC Topic 310-30 and certain loans which the Company elected to treat under the cost recovery method of accounting

COVERED ASSETS
The following table presents the covered loan portfolio as of June 30, 2013, March 31, 2013 and June 30, 2012.

Table VIII
	As of
	June 30, 2013		March 31, 2013		June 30, 2012
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total
Commercial	$69,562	11.2%	$90,424	13.1%	$142,009	15.7%
Real estate - construction	9,647	1.6%	9,866	1.4%	15,333	1.7%
Real estate - commercial	389,282	62.6%	425,950	61.9%	556,673	61.6%
Real estate - residential	90,707	14.6%	95,991	14.0%	111,720	12.4%
Installment	7,057	1.1%	7,640	1.1%	11,641	1.3%
Home equity	53,214	8.6%	55,021	8.0%	63,162	7%
Other	2,796	0.4%	2,906	0.4%	3,324	0.4%
Total	$622,265	100.0%	$687,798	100.0%	$903,862	100.0%

As of June 30, 2013, 15.5% of the Company's total loans were covered loans. During the second quarter, the total balance of covered loans decreased $65.5 million, or 9.5%, compared to the prior quarter. As required under the loss sharing agreements, First Financial must file monthly certifications with the FDIC on single-family residential loans and quarterly certifications on all other loans. The payment of claims is subject to the FDIC's review for compliance with the loss sharing agreements and to date, all certifications have been filed in a timely manner and without significant issues.

Covered OREO decreased $6.9 million, or 23.4%, during the second quarter to $22.5 million as of June 30, 2013 as resolutions and valuation adjustments of $13.1 million exceeded additions of $6.2 million during the quarter. Additionally, the Company recognized a net gain on sales of covered OREO of $2.2 million during the quarter. The net gain was offset by a corresponding reduction in FDIC loss sharing income of approximately 80% of the net gains recognized.

ALLOWANCE FOR LOAN AND LEASE LOSSES - COVERED
Under the applicable accounting guidance, the allowance for loan losses related to covered loans is a result of impairment identified in ongoing valuation procedures and is generally recognized in the current period as provision expense. However, if improvement is noted in a loan pool that had previously experienced impairment, the amount of improvement is recognized as a reduction to the applicable period's provision expense. Additional improvement beyond previously recorded impairment is reflected as a yield adjustment on a prospective basis. The timing inherent in this accounting treatment may result in earnings volatility in future periods.

The following table presents activity in the allowance for loan losses related to covered loans for the three months ended June 30, 2013 and for the trailing three quarters.

Table IX

	As of or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2013	2013	2012	2012
Balance at beginning of period	$45,496	$45,190	$48,895	$48,327
Provision for loan and lease losses - covered	(8,283)	9,042	5,283	6,622
Total gross charge-offs	(4,681)	(9,684)	(9,568)	(9,058)
Total recoveries	429	948	580	3,004
Total net charge-offs	(4,252)	(8,736)	(8,988)	(6,054)
Ending allowance for loan and lease losses - covered	$32,961	$45,496	$45,190	$48,895

As a percentage of total covered loans, the allowance for loan losses totaled 5.30% as of June 30, 2013 compared to 6.61% as of March 31, 2013.

During the quarter, the Company implemented certain enhancements to its valuation methodology and the estimation of impairment to place greater emphasis on changes in total expected cash flows and less emphasis on changes in the net present value of expected cash flows. As a result of these changes in estimates, the allowance for loan losses related to covered loans was reduced by $7.8 million with an equivalent amount reflected in the negative provision for covered loan losses for the quarter. The Company also recognized a corresponding reduction in the FDIC indemnification asset of $6.3 million related to these changes in estimates with an equivalent amount reflected in the negative FDIC loss sharing income for the quarter.

Net charge-offs on covered loans during the second quarter were $4.3 million compared to $8.7 million for the first quarter, a decrease of $4.5 million, or 51.3%. During the second quarter, the Company recognized a negative provision expense of $8.3 million compared to a provision expense of $9.0 million for the linked quarter. The difference between provision expense and net charge-offs primarily relates to the quarterly re-estimation of cash flow expectations required under FASB ASC Topic 310-30.

In addition to the provision expense, the Company incurred loss sharing and covered asset expenses of $1.6 million, consisting primarily of credit expenses, offset by $2.2 million of net gains related to covered OREO. The negative FDIC loss sharing income for the quarter reflects the quarterly re-estimation of expected cash flows, including the enhancements to the quarterly estimation discussed above, as well as the corresponding offset related to the net gains on sales of covered OREO and loss sharing and covered asset expenses.

14